As filed with the Securities and Exchange Commission on December 28, 2010.
Registration No.:  333-167880

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
_______________
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM F-3 REGISTRATION STATEMENT NO. 333-167880
UNDER THE SECURITIES ACT OF 1933
_______________
ITAÚ UNIBANCO HOLDING S.A.
(Exact name of Registrant as specified in its charter)

N/A
(Translation of Registrant’s name into English)
Federative Republic of Brazil (State or other jurisdiction of incorporation or organization)	6022 (Primary Standard Industrial Classification Code Number)	None (IRS Employer Identification No.)
_______________
Praça Alfredo Egydio de Souza Aranha, 100
04344-902 São Paulo, SP, Brazil
Telephone number: +55-11-5019-1549
(Address and telephone number of registrant’s principal executive offices)
_______________

Ricardo Augusto Villela Pacheco
Itaú Unibanco S.A., New York Branch
767 Fifth Avenue
New York, NY, 10153
(212) 845 0601
(Name, address and telephone number of agent for service)
_______________

Copies to:
Andrew B. Jánszky, Esq.
Milbank, Tweed, Hadley & McCloy LLP
Av. Paulista, 1079
01311-200 São Paulo, SP, Brazil
+55 (11) 2787 6282
____________________

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box .☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.☐

____________________________

WITHDRAWAL OF RESALE SHELF REGISTRATION STATEMENT

AND DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment relates to a registration statement (the “Registration Statement”) on Form F-3 of Itaú Unibanco Holding S.A. (the “Registrant”) with respect to the resale by certain selling shareholders of preferred shares in the form of American Depositary Shares (the “ADSs”) each representing one preferred share of the Registrant, as follows:

• File No. 333-167880, filed on June 30, 2010 with the Securities and Exchange Commission, as supplemented with a prospectus supplement on August 2, 2010.

This Post-Effective Amendment to the Registration Statement is being filed to withdraw the Registration Statement and remove from registration any unsold ADSs of the Registrant that were registered but not sold by the selling shareholders under the Registration Statement.  As a result, selling shareholders named in the Registration Statement are hereby advised not to rely on it for any further resales of ADSs of the Registrant as of this date.

SIGNATURES AND POWERS OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Itaú Unibanco Holding S.A., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this post-effective amendment to a registration statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in São Paulo, Brazil on December 28, 2010.

Itaú Unibanco Holding S.A.
/s/ Roberto Egydio Setubal
Name: Roberto Egydio Setubal
Title: Chief Executive Officer

/s/ Caio Ibrahim David
Name: Caio Ibrahim David
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to a registration statement on Form F-3 has been signed by the following persons in the capacities and on the date first above indicated, or by Roberto Egydio Setubal as attorney-in-fact of these persons pursuant to a power of attorney granted in the registration statement of Form F-3 filed on June 30, 2010:

Signature	Title
/s/ Roberto Egydio Setubal Roberto Egydio Setubal	President, Chief Executive Officer and Vice-Chairman of the Board of Directors
/s/ Sérgio Ribeiro da Costa Werlang Sérgio Ribeiro da Costa Werlang	Risk and Financial Control Officer
/s/ Marco Antonio Antunes Marco Antonio Antunes	Chief Accounting Officer
/s/ Roberto Egydio Setubal as attorney-in-fact Pedro Moreira Salles	Chairman of the Board of Directors
/s/ Roberto Egydio Setubal as attorney-in-fact Alfredo Egydio Arruda Villela Filho	Vice-Chairman of the Board of Directors
/s/ Roberto Egydio Setubal as attorney-in-fact Alcides Lopes Tapias	Director
/s/ Roberto Egydio Setubal as attorney-in-fact Alfredo Egydio Setubal	Director

/s/ Roberto Egydio Setubal as attorney-in-fact Candido Botelho Bracher	Director
/s/ Roberto Egydio Setubal as attorney-in-fact Fernando Roberto Moreira Salles	Director
/s/ Roberto Egydio Setubal as attorney-in-fact Francisco Eduardo de Almeida Pinto	Director
/s/ Roberto Egydio Setubal as attorney-in-fact Gustavo Jorge Laboissiere Loyola	Director
/s/ Roberto Egydio Setubal as attorney-in-fact Henri Penchas	Director
/s/ Roberto Egydio Setubal as attorney-in-fact Israel Vainboim	Director
/s/ Roberto Egydio Setubal as attorney-in-fact Pedro Luiz Bodin de Moraes	Director
/s/ Roberto Egydio Setubal as attorney-in-fact Ricardo Villela Marino	Director

SIGNATURE OF AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Itaú Unibanco Holding S.A., has signed this Registration Statement on Form F-3 in the City of New York, New York State, on December 28, 2010.

Signature	Title
/s/ Ricardo Augusto Villela Pacheco Ricardo Augusto Villela Pacheco	Authorized Representative in the United States